Exhibit 10.1

                               PURCHASE AGREEMENT

                                     BETWEEN

                      S.C.O. MEDALLION HEALTHY HOMES, LTD.
                            (A Canadian Corporation)

                                       AND

                               THE OZONE MAN, INC
                            (A Florida Corporation)




                               PURCHASE AGREEMENT
                                     BETWEEN
                      S.C.O. MEDALLION HEALTHY HOMES, LTD.
                                       AND
                               THE OZONE MAN, INC

THIS PURCHASE AGREEMENT ("Agreement") dated as of February 23, 2008, is by and between S.C.O. MEDALLION HEALTHY HOMES, LTD., a Canadian corporation ("Seller"), and THE OZONE MAN, INC., a Florida corporation ("Buyer"), with its Executive office at 9454 Wilshire Blvd., Penthouse, Beverly Hills, California 90212.

                                 WITNESSETH THAT:

WHEREAS, Seller owns and operates a business of distributing, and marketing ozone based air purification systems using proprietary Ultraviolet two gas system lamps with certain selected sublicenses, and licenses/franchises worldwide. This system is capable of purifying indoor air pollution both at home and in the workplace (the "Medallion System"). The "Medallion System" is a methodology employing ozone to purify indoor air in a safe yet effective manner that ensures that odors, germs, viruses, allergens, VOC'S, pet dander, and mold are controlled/eliminated, inactivated or killed returning "sick homes or workplaces" to a condition conductive to healthy living. The company's business is throughout Canada, United States, and internationally; and

WHEREAS, Buyer is engaged in the business of inspection, indoor air testing, ozone treatment and the selling of accessory indoor air sanitizing products l icensing a product and service incorporating a technology system that utilizes ozone applications as a purification method to clean, sanitize, and purify the air you breath in all environments; and

WHEREAS, Seller desires to sell and to cause the sale of, such assets and rights of the business to Buyer, and Buyer desires to purchase from Seller certain of Seller's assets and rights used in or relating to the Business (as described herein) under the terms and conditions hereinafter set forth; and in addition included is:

                         1. Six documented studies showing the elimination and
control of mold and VOC's (volatile organic compounds like formaldehyde).

                         2. A complete training Manual explaining the
methodology and safety procedures.

                         3. Training will include a minimum of three sample
sites, 8 hours of classroom and hands on instruction of all equipment and a test to insure all procedures are understood. All training to be at the expense of the buyer.

                         4. Immediate access to a trained Medallion technician
to insure all your questions are answered quickly and correctly.

                         5. Access to all new developments and techniques by
Medallion and right of first refusal on new products.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                             SECTION 1.  DEFINITIONS

1.1 "Agreement"- shall mean this Purchase Agreement.

1.2 "Assets"- shall mean all of the Medallion methodology including specified rights, title and interest that the Seller possesses in and to all of the following described properties, assets and rights used or useful in connection with the Business as the same shall exist on the Closing Date:

     i. all Intellectual property for the Medallion methodology included but not limited to patents, trademarks, applications, extensions, copyrights, methodology equipment and technologies related to the business also included are prototypes, which specifically relate to the products or services of the Business Exhibit 1 attached hereto;

     ii. All goodwill associated with the Business; and

1.3 "Books and Records"- shall mean all books, records, trade secrets, customer lists, supplier lists, marketing materials, creative materials, advertising, promotional, studies, reports, and all other intangible personal property rights of the Seller which relate to the Purchase Agreement.

1.4 "Close" or "Closing"- shall mean the consummation of the transactions contemplated hereby.

1.5 "Closing Date"- shall mean February 23, 2008, at 10:00 a.m., or as otherwise described herein or agreed to by the parties to this Agreement, at the offices of THE OZONE MAN, INC.

1.6 "Damages"- shall have the meaning set forth in Section 4 in the Indemnification Agreement.

1.7 "Disputed Item"- Any of the terms, Items, Warranties or conditions set forth in the Purchase Agreement.

1.8 "Knowledge"- shall mean actual knowledge after reasonable investigation.

1.9 "Material Breach"- shall mean when used with reference to damage, losses and expenses, and those damages, losses and expenses, which exceed $5,000.00 U.S. Dollars.

1.10 "Permits and Licenses"- shall mean all government permits, licenses, authorizations, and approvals which are transferable and possessed by Seller and used in the operation of the Business.

1.11 "Purchase Price"- shall have the meaning set forth in Section 2.2 below.


                              SECTION 2.  AGREEMENT

2.1 Purchase and Sale of Assets

Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and agreements contained herein, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Buyer, and Buyer shall purchase and acquire from Seller, the Medallion methodology system and all marketing material, studies and information required to operate the methodology system. The Assets existing as of the Closing Date free and clear of any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever (each, an "Encumbrance") in exchange for the Purchase Price. Exception: All Canadian franchises that have been assigned are exempt from this provision.

2.2 Purchase Price

The purchase price to be paid by buyer for the purchase of the assets shall be SIXTY Thousand Dollars U.S. ($60,000).

2.3 Consulting Agreement

The Ozone Man, Inc. will enter into Consulting Agreements with Don Schmidt.


                               SECTION 3. CLOSING

The Closing shall occur at the offices of The Ozone Man, Inc., at 10:00 a.m. Pacific Standard Time on the Closing Date, or on such other date or at such other location(s) or starting at such other time as the parties shall agree.

The Closing conditions are as follows:

     a) Seller obtains consents for the transfer of all contracts,

     b) Seller represents that the warranties and representations are true and that there are no legal proceedings initiated to restrain these transactions,

     c) Buyer warrants that it has competed its due diligence, and

     d) Buyer has received their own legal opinion.


                      SECTION 4. INDEMNIFICATION AGREEMENT

INDEMNIFICATION BY SELLER

4.1 Breach of Seller's Warranties. Seller agrees to indemnify, defend and hold harmless Buyer and its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of defense thereof, including reasonable attorneys' fees (a "Loss"), suffered or incurred by any such party by reason of or arising out of breach of the several representations and warranties of Seller set forth herein, subject to each of the terms, conditions and limitations set forth in Section 5 hereof,

4.2 Liabilities; Breach of Covenants. Seller agrees to indemnify and hold harmless Buyer and its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses or expenses suffered or incurred by any such party as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of (i) the "Sellers Liabilities" or (ii) any breach by Seller of any covenant of Seller hereunder. Seller agrees to indemnify Buyer against all claims, demands, damages or costs including attorney fees that Buyer, its affiliates and their respective directors, officers, employees and shareholders may incur by reason of this Purchase Agreement.

Seller agrees at their sole cost and expense, jointly and severally to indemnify, protect, hold harmless and defend Buyer from and against any and all claims and losses against Buyer arising out of the use of any and all assets contained in this Purchase Agreement and shall be liable for damages to Buyer for any breach of this Agreement.

4.3 Notice of Claim; Right to Defend. Buyer shall give to each of Seller prompt written notice of any claim, suit or demand which Buyer believes will give rise to a claim for indemnification under either Section 4.1 or Section 4.2 hereunder; provided, however, that the failure of Buyer to give such prompt written notice shall not affect the liability of Seller hereunder, except to the extent that the rights of Seller to defend itself or to cure or mitigate the damages are actually prejudiced thereby. Thereafter, Buyer shall furnish to Seller, in reasonable detail, such information as it may have with respect to such claim; action, suit or proceeding, including copies of any summons, complaint or other pleading which may have been served upon it or any written claim, demand, invoice, billing or other document evidencing or asserting the same. Buyer shall designate in writing all information and documents, which it furnishes to Seller pursuant to this Section 4.3 as being with respect to a claim, action, suit or proceeding under this Section 4.3. Provided Seller, within ten (10) days after receipt of such written notice from Buyer, shall acknowledge in writing to Buyer Seller's assumption of responsibility for defense and indemnification with respect to such claim, action, suit or proceeding, Seller shall have the right to assume defense of such claim, action, suit or proceedings through counsel selected by Seller at Seller's expense, and to contest or compromise such claim, action, suit or proceeding. Upon such assumption of defense by Seller, Buyer shall cooperate with Seller in Seller's conduct of such defense to the extent reasonably requested by Seller and at Seller's expense and, so long as Seller is defending such claim, action, suit or proceeding, Buyer shall not settle or compromise the same. Without the prior written consent of Buyer, Seller shall not be entitled to settle any claim, action, suit or proceedings the defense of which has been assumed by Seller if (i) the Losses to Buyer are not fully covered by the indemnities provided herein, or (ii) such settlement might have a Material Adverse Effect or impose any material condition or limitation on the business, operations, prospects or condition (financial or otherwise) conducted by Seller as of the Closing Date, as continued by Buyer.

4.4 Limitations on Seller Indemnification. Notwithstanding anything contained herein to the contrary, Buyer shall not be entitled to indemnification for Losses under the provisions of Section 4.1 hereof, (i) unless it shall have given written notice to Seller, setting forth its claim for indemnification in reasonable detail. Buyer shall be entitled to such indemnification for all losses. This clause (ii) shall not limit or reduce any claim for indemnification of losses resulting from a breach of the representations and warranties contained in section 5.

Nothing contained herein shall be deemed to create an affirmative obligation on the part of buyer to submit a claim to its insurance carrier with respect to any loss for which seller is obligated to provide indemnification to buyer hereunder.

4.5 Personal Indemnification: Nothing contained herein shall subject the parties Don Schmid and Gerald Young or Dr. Halden S. Shane and Richard L. Johnson, Esq. to any personal liability in this Purchase Agreement.

                         SECTION 5.  REPRESENTATIONS AND
                              WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

5.1 Organization

Seller is a Canadian corporation duly organized, validly existing and in good standing under the laws of The Province of British Columbia, Canada. Exhibit 2.

5.2 Authority

     A. Authority Generally

Seller has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Seller's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

The Agreement and related agreements including a bill of sale, assignment, and assignment agreement for intellectual properties being transferred to buyer constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     B. Noncontravention

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the Seller's Articles of Incorporation or By-laws, or (ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, result in the creation of any Encumbrance upon the Assets, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, authorization, consent, approval, exemption or other action under any of the Contracts or to which any of the Assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a material adverse effect on the assets or the financial condition of Buyer taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the transfer of the Assets to the Buyer is not subject to any bulk sales law. Seller is responsible for making all compliance filings and the payment of all taxes.

5.3 Compliance with Laws

The Business has been conducted in compliance with all applicable laws and regulations of foreign, federal, state and local governmental authorities. Seller holds, and is in compliance in all material respects with, all licenses, permits, and authorizations necessary for the conduct of Seller's Business or Assets pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which the Seller and/or the Business or Assets may be subject, the failure of which would have a Material adverse effect on the Business and such licenses, permits and authorizations which are transferable to Buyer, and are so transferred, will be in full force and effect following the Closing. Seller has not received any notice of any alleged violation of any such statute, order, rule, regulation, or requirement in connection with the operation of the Business or the Assets.

5.4 Governmental Approvals

Except for (a) necessary corporate action and (b) consents obtained with respect to the assignment to Buyer of the Contracts and Distribution Agreements, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by any governmental agency, commission, board or public authority, or any other person is required to authorize, or is required in connection with, the execution, delivery or performance by the Seller of this Agreement, or any other agreement or instrument to be executed or delivered by Seller herewith.

5.5 Books and Records

Seller's Books and Records (including customer order files, employment records) for the Business are complete, true and correct in all material respects.

5.6 Accuracy of Representations and Warranties

The copies of all instruments, agreements, or other documents and written information relating to the Business or the Assets delivered to Buyer by Seller or Seller's representatives pursuant to or in connection with this Agreement are or shall be complete and correct in all material respects as of the date of this Agreement and as of the Closing Date, not withstanding the closing date of this agreement all representations and warranties shall survive in full force and effect and remain enforceable. No representation, warranty, or statement of Seller omits or will omit to state any material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.

5.7 Tax Reports, Returns and Payments.

There are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) by Seller to pay any Tax, and Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by the Business, independent contractor, creditor, or other third party with respect to the Business. Seller has charged, and collected all taxes due and owing to all government agencies from customers.

5.8 Assignment of Interests and Other Commitments

     A. Assignment of Interest of the Intellectual Property, for the Medallion Technology

Exhibit 1 sets forth the Assignment of Interest of the Intellectual Property for the Medallion Technology (true and correct copies of each have been delivered to Buyer). Seller has not received notice from any person who is a party to any Assignment of Interest of the Intellectual Property for the Medallion Technology, and Seller has no reason to believe, that Seller is in default of any of the terms, conditions or provisions of any Assignment of Interest of the Intellectual Property for the Medallion Technology and Seller has not received notice from any party thereto with respect to the same. The Assignment of Interest of the Intellectual Property for the Medallion Technology is valid, binding and enforceable in accordance with its terms, and no condition exists that (with the passage of time, the giving notice, or both) would lead to a default with respect to, or permit any party thereto to terminate, accelerate or amend any such agreement, and Seller has performed in all material respects all of its obligations under the Assignment of Interest of the Intellectual Property for the Medallion Technology, in accordance with its terms.

The Assignment of Interest of the Intellectual Property for the Medallion Technology are all of Seller's Contracts relating to the Business which to the best of Seller's knowledge, are necessary for the operation of the Business as presently conducted by Seller.

     B. Assignability of Contracts

Except as set forth on Exhibit 1, respectively, the consent or approval of the other contracting party to any Assignment of Interest of the Intellectual Property for the Medallion Technology is not required.

     C. Product Warranties

There has not occurred any event that may give rise to liability on the part of the Seller in respect of any claim that any of the products produced or sold on the part of Seller in connection with the Business (i) is not or was not at the time of such occurrence in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations or (ii) is not or was not at the time of such occurrence fit for use, and does not or did not conform in all material respects to any promises or affirmations of fact made on the container or labels for such Product or in connection with its sale. There has not occurred any event that may give rise to liability on the part of the Buyer based on any claim that there is or was at the time of such occurrence any design defect with respect to any of such products or that any of such products fails or failed to contain adequate warning, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use, or that any such product fails to meet contract specifications.

     D. Confidentiality, Non-Disclosure, and Non-Circumvention Agreement.

Confidentiality, Non-Disclosure & Non-Circumvention Agreement made effective the 13th day of July 2007 by and between Halden S. Shane, President and CEO of The Ozone Man, Inc., a Nevada Corporation (now a Florida Corporation) and Don Schmidt, President and CEO of S.C.O. Medallion Healthy Homes LTD., is herein incorporated by reference and is attached as Exhibit 8.

     E. Acknowledgement of Non-Compete Clause.

Seller represents and warrants to Buyer: Neither Seller, Don Schmidt, Gerald Young or their respective affiliates will compete directly or indirectly with Buyer in the operation of the Business for a period of Ten (10) years, except for the current air testing and treatment business of Gerald Young.

5.10	Title of Assets

     A. Assets Generally

Seller has good and marketable title to all of the Assets, free and clear of all Encumbrances.

     B. Governmental Code Violations

Seller has not received any notices from any city, village or other governmental authority of, and Seller has no Knowledge of the basis of, any fire hazard caused by the equipment or health code violations in respect to manufacturing and operation of the manufacturing facility that have not been heretofore corrected.

5.11 Employment Matters

There are no Employees.

5.12 Environmental

     A. All of Seller's past disposal practices relating to hazardous substances and hazardous wastes have been accomplished in accordance with all applicable laws, rules, regulations, and ordinances.

     B. Seller has not been notified of nor is there any basis for any potential liability of Seller with respect to the clean-up of any waste disposal site or facility, and has not obtained any information to the effect that any site at which it has disposed of hazardous substances or oil has been or is under investigation by any local, state or federal governmental body, authority or agency.

5.13 Advertising

Neither any advertising by Seller nor any promotional material used by Seller at any time has contained any material untrue or misleading statements or claims with respect to the products or services of the Business.

All Ozone generators referred to in the Medallion Catalog have been tested with calibrated ozone measuring devices in respect to the parts per million outputs in each generator. The output that is stated in the seller's equipment catalog is certified to be accurate and correct.

Seller confirms that the attached schedules are complete, correct, and not misleading.

5.14 Broker's fees

Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

5.15 Patents, Trademarks, Trade Names, Trade Secrets, Etc.

Except for the trade names and trademarks identified on Schedule 6.25, Seller does not own or use in connection with the Business (a) any patents, trademarks (registered or unregistered), trade names, assumed names and copyrights, nor has it on file any applications therefore, (b) any licenses, permissions and other agreements relating to intellectual property used in the Business; or (c) any agreements relating to technology, know-how or processes used in or necessary for the conduct of the Business. Seller as a condition precedent to consummate this agreement must secure the sole and exclusive right, free from any liens, mortgages, security interests, charges or encumbrances, to use the trade names, assumed names, technology, copyrights (other than copyrights licensed under the Distribution Agreements and any other non-exclusive software licenses held by Seller), know-how and processes and all trade secrets required for or incident to the conduct of the Business where currently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted by any person with respect to the ownership, validity, enforceability or use of any or of any confusingly similar or dilutive trade names, assumed names, copyrights, applications therefore, technology, know-how, processes or trade secret or challenging or questioning the validity or effectiveness of any such license, permission or agreement and, to the Knowledge of Seller, there is no valid basis for any such claim, and the use or other exploitation of such trade names, assumed names, copyrights, applications therefore, technology, know-how, processes and trade secrets by Seller, to the Knowledge of Seller, does not infringe on or dilute the rights of any person; and, to the Knowledge of Seller, no other person is infringing the rights of Seller with respect to such trade names, assumed names, copyrights, applications therefore, technology, know-how, processes or trade secrets. Seller represents that it pays no royalties or fees on the intellectual property being transferred. All intellectual property is properly registered, valid and currently maintained. Seller has taken all reasonable steps to protect the intellectual properties.


                         SECTION 6.  REPRESENTATIONS AND
                               WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

6.1 Organization

Buyer is a Florida corporation, validly existing and in good standing under the laws of the State of Florida. See schedule 9.1.5 Certificate of Good Standing in the State of Florida and additional documents.

6.2 Authority

     A. Authority Generally

Buyer has the full right, power, and authority to execute and deliver this Agreement and to perform Buyer's obligations hereunder. Without limiting the generality of the foregoing, Buyer's Board of Directors has duly authorized the execution, delivery, and performance of this Agreement by the Buyer. The Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

     B. Non-Contravention

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 3 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the Buyer's Articles of Incorporation or Bylaws, or (ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of Buyer taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

6.3 Litigation: No Adverse Conditions

There are no actions, suits or proceedings pending, or to Buyer's Knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting Buyer, Buyer's property, or Buyer's ability to consummate the transaction contemplated by this Agreement.

     1.12 Broker's Fees

Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

6.4 Accuracy of Representations or Warranties

All of Buyer's warranties and representations as hereinabove stated shall be true on the Closing Date and the same shall survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by Buyer to Seller at the Closing. No representation, warranty, or statement of Buyer omits or will omit to state any material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.


                         SECTION 7. ADDITIONAL COVENANTS

The parties agree as follows with respect to the period after the Closing:

7.1 Mail and Remittances

After the Closing, all mail addressed to Seller and Buyer relating to their respective businesses shall be delivered promptly by each party to the other party.


                           SECTION 8.  MISCELLANEOUS

8.1 Expenses

Except as otherwise provided in this Agreement and the indemnification obligations of Seller each of the Buyer and Seller agrees to pay, without right of reimbursement from any other, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants, and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall pay sales and other transfer taxes, if any.

8.2 Assign-ability

Neither party hereto may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other party; provided, however, Buyer may assign Buyer's rights under this Agreement to an affiliate of Buyer or as security to any of Buyer's lenders. This Agreement shall inure only to the benefit of and be binding upon the parties hereto and their respective successors and representatives and permitted assigns.

8.3 Applicable Law

This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of California, the corporate headquarters of The Ozone Man, Inc.

8.4 Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.5 Entire Agreement

This Agreement and the agreements, instruments, schedules and other writings referred to in this Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

8.6 Amendments

This Agreement may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the amendment, change, termination or waiver is sought to be enforced.

8.7 Exhibits

Each exhibit hereto, shall be attached hereto, and shall be considered a part hereof, as if set forth in the body hereof in full.

8.8 Negotiated Transactions

The parties negotiated the provisions of this Agreement hereto and said agreement shall be deemed to have been drafted by all of the parties hereto.

8.9 Arbitration

If there is any dispute hereunder which cannot be resolved by the parties (a "Disputed Item"), either party may seek a resolution by arbitration by applying for an arbitrator to be appointed by the American Arbitration Association in accordance with the rules and regulations of that association. In the event arbitration is requested, both parties must proceed as quickly as possible to arbitration and accept the results of same as final and binding. The losing party in the arbitration shall pay all of the costs of the arbitration. In the event that the results of the arbitration cannot be said to result in a winning party and a losing party, the arbitrator shall decide how the costs and expenses of the arbitration shall be borne by the parties hereto. Any judgment upon the award rendered by the arbitrator shall be enforced in the District Court of Los Angeles County, California.

8.10 Notices

All notices, claims, certificates, requests, demands and other communications under this Agreement will be in writing and notices will be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, return receipt requested or for overnight delivery by a nationally recognized overnight mail service, as follows:

          If to Buyer, to:                THE OZONE MAN, INC.
                                          9454 Wilshire Boulevard, Penthouse
                                          Beverly Hills, CA 90212
                                          Attention; Dr. Halden S. Shane

          With a copy to:                 Attorney Richard L. Johnson
                                          9454 Wilshire Boulevard, Suite 600
                                          Beverly Hills, CA  90212

          If to Seller, to:               S.C.O. MEDALLION HEALTHY HOMES LTD
                                          22519 Dewdrey Trunk Road
                                          Maple Ridge, BC
                                          V2X7X7
                                          CANADA

          With a copy to:                 Don Schmidt
                                          S.C.O. Medallion Healthy Homes Ltd
                                          22519 Dewdrey Trunk Road
                                          Maple Ridge, BC
                                          V2X7X7
                                          CANADA

or to such other address as the party to whom notice is to be given previously may have furnished to the other party in writing in the manner set forth in this Section,

8.11 Joint Press Release

The Seller and Buyer shall agree upon the form and substance of (a) a joint press release or other public announcement of this Agreement and the transactions contemplated hereby and (b) other matters including, but not limited to, form letters to customers, related to this Agreement or any of the transactions contemplated hereby which shall be released on or after the Closing; provided, however, that nothing in this Agreement shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or contract. The parties confirm that the joint press release/ announcement complies with SEC rules and laws.

8.12 Severability

If any term, condition, or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition, or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.13 Non-Assignable Assets

Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales or purchase order or any other agreement or any claim, right or benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment without the consent of any other party thereto would constitute a breach thereof or would in any way adversely affect the rights of Buyer thereunder. Seller shall, between the date hereof and the Closing Date (and, if requested by Buyer, after the Closing Date), use its commercially reasonable best efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to the transfer, sublease or assignment thereof by Seller to Buyer or Buyer's designees hereunder in all cases in which such consent is required. If any such consent is not obtained, or if an attempted assignment would be ineffective or would affect the rights of Seller thereunder such that Buyer would not in fact receive all such rights, Seller shall perform such agreement for the account of Buyer or otherwise cooperate with Buyer in any arrangement necessary or desirable to provide for Buyer or its designees the benefits of any such agreement, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise. Notwithstanding any of the provisions of this Section
8.14 nothing herein shall be deemed to waive or excuse any obligation on the part of Seller, or any condition for the benefit of Buyer, to obtain any necessary consents of any person or entity to the assignment to Buyer of any of the Assets or any contract, license, lease, commitment, order or other agreement required to be assigned hereunder.

8.14 Further Assurances

From time to time after the Closing, Seller will execute and deliver, or cause its affiliates to execute and deliver, to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest of Seller in and to the Assets and otherwise in order to carry out the purpose and intent of this Agreement.

8.15 Specific Performance

Each of Buyer and Seller acknowledges and agrees that the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and each of Buyer and Seller shall be entitled to enforce specifically this Agreement and the terms and provisions thereof in any action instituted, in any court of the United States or obtain any equitable remedies any state thereof having jurisdiction over Buyer and Seller and the matter, subject to Section
8.17 below, in addition to any other remedy to which they may be entitled, at law or in equity.

8.16 Jurisdiction

Subject to Section 8.10, Buyer and Seller each hereby submits to the jurisdiction of any state or federal court sitting in San Francisco, California (with respect to State Court) or Federal District Court of California, (with respect to federal court), in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Buyer and Seller each agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.


IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first written above



                                      S.C.O. MEDALLION HEALTHY HOMES, LTD.



                                      By: _______________________]

                                           Name: Don Schmidt
                                           Title: CEO & President


By: ______________________________]   By: _______________________]

Name:                                 Name: Gerald Young
Title: SCO-Medallion Board Member     Title: SCO-Medallion Board Member






                                      THE OZONE MAN, INC.


                                      By: _______________________]

                                           Name: Dr. Halden S. Shane
                                           Title: CEO & President